UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  F O R M 8 - K


                                 CURRENT REPORT
                         Pursuant To Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 19, 2003
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                             Jaco Electronics, Inc.
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               (Exact name of registrant as specified in charter)


              New York                000-05896             11-1978958
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    (State or other jurisdiction    (Commission File       (IRS Employer
          of incorporation)              Number)            Identification No.)

145 Oser Avenue, Hauppauge, New York              11788
------------------------------------      -------------------------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (631) 273-5500
                                                   -----------------------------


                               N/A
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      (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD.

     Jaco Electronics, Inc. (Nasdaq: JACO) announced that it has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), with Reptron Electronics, Inc., a Florida corporation, and an electronics manufacturing supply chain services company ("Reptron"), pursuant to which Jaco will acquire certain assets of the electronics distribution operations of Reptron.

         The purchase price for the assets is approximately $10.4 million, of which approximately $5.6 million will be paid in cash to Reptron at the closing, and the remaining consideration will result from Jaco's assumption of certain liabilities.

         Under the terms of the Asset Purchase Agreement, Jaco will purchase inventory, customer lists and certain other assets. The Asset Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions. The consummation of the transaction is subject to the satisfaction of a number of closing conditions.

     Attached hereto as Exhibit 99.1 is a press release announcing the transaction.

Item 7.  Financial Statements and Exhibits.


(c)      Exhibits


Exhibit
Number                     Description


99.1                      Press Release dated May 19, 2003.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JACO ELECTRONICS, INC.



Date: May 19, 2003        By:   /s/ Jeffrey D. Gash
                               ----------------------------------------------
                               Jeffrey D. Gash,
                               Executive Vice President, Finance and Secretary (Principal Financial Officer)

                              EXHIBIT INDEX


Exhibit
Number                     Description


99.1                      Press Release dated May 19, 2003.

For Immediate Release                                  News Announcement

CONTACT:
Jeffrey D. Gash                            Joseph N. Jaffoni, Nathan Ellingson
Chief Financial Officer                    Jaffoni & Collins Incorporated
631/273-5500 or jgash@jacoelect.com        212/835-8500 or jaco@jcir.com


     JACO ELECTRONICS TO ACQUIRE CERTAIN ASSETS OF REPTRON DISTRIBUTION FOR APPROXIMATELY $10.4 MILLION

- Complementary  Acquisition Broadens Jaco's Product Offerings and Customer Base
-

Hauppauge,  NY (May 19,  2003)  -- Jaco  Electronics,  Inc.  (Nasdaq:  JACO),  a
distributor of electronic components to original equipment manufacturers, announced today that it has entered into a definitive agreement to acquire certain assets of the electronics distribution operations of Reptron Distribution, a division of Reptron Electronics, Inc. (Nasdaq: REPT). The total purchase price is approximately $10.4 million of which approximately $5.6 million is cash with the remaining consideration resulting from Jaco's assumption of certain liabilities.

Under the terms of the agreement, Jaco will acquire the inventory, customer lists and certain other assets of the electronics distribution operations of Reptron Distribution. Reptron Distribution is an authorized vendor of approximately 30 semiconductor lines, flat panel displays (FPD), passive products and electromechanical components and offers a variety of custom logistics and supply chain management services.

The transaction is expected to be consummated during the second calendar quarter of 2003 and is subject to customary closing conditions. Jaco will finance the transaction through its existing bank credit facilities.

Commenting on the transaction, Joel Girsky, Jaco's Chairman and Chief Executive Officer, said, "The electronics distribution operations of Reptron Distribution are an excellent,

                                     -more-
complementary addition to Jaco's existing core distribution operations and represent an excellent strategic transaction for us. This acquisition significantly strengthens our position in our core electronics distribution segment by adding sales volume, an exciting line card of new products not yet carried by Jaco and Reptron's nearly 2,000 customers. We expect to realize significant synergies from this transaction as we generate operating efficiencies and cross-sell our lines to their customers and their lines to our customers. With the addition of Reptron's distribution business, we anticipate our annual sales run-rate will increase to approximately $300 million.

"Additionally, we are excited to fold Repton's flat panel business into our FPD division. In the last few years, our FPD products have emerged as a growth area for Jaco, and incorporating new high profile product lines and expertise from Reptron should further establish our position as a leading distributor and value-added integrator of flat panel products in the country."

Founded in 1973, Reptron Distribution sells electronic components primarily to original equipment manufacturers in a wide variety of industries. Reptron Distribution represents over 30 vendor lines and distributes more than 45,000 separate items in product categories including semiconductors, flat panel displays, passive products and electromechanical components. Reptron Distribution sells primarily to approximately 2,000 customers representing diverse industries including: robotics, telecommunications, computers and computer peripherals, consumer electronics, healthcare, industrial controls and contract manufacturing. Services provided to these customers include component sales, component engineering, inventory replenishment programs, in-plant stores, component programming, EDI, and other Internet based communications. For its vendors, Reptron Distribution has developed product promotion, technical seminars, and customer identification programs that help vendors build recognition of individual products and target and market to specific types of customers.

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers throughout North America and provides contract manufacturing services to its
                                     -more-
industrial OEM customers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and monitors and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers and 14 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications and providing contract manufacturing services. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

Except for the historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, general industry and economic conditions, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly-complex products, the ability of the Company to maintain or expand its operations, the level of costs incurred in connection with the Company's ability to maintain or expand its operation and the financial strength of the Company's customers and suppliers and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Actual results may differ materially from such information set forth herein.

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